EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cadiz Inc. of our report dated March 18, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cadiz Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
 August 30, 2019